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                                                                    EXHIBIT 23.2

The Board of Directors
Proxim, Inc.:

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Proxim, Inc. ("Proxim") of our report dated January 23, 2001 relating to financial statements, which appears in Proxim, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 21, 2001